UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2026

Hillman Solutions Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-39609	85-2096734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1280 Kemper Meadow Drive
Cincinnati, Ohio 45240
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (513) 851-4900
Former name or former address

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	HLMN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On July 22, 2026, Hillman Solutions Corp.’s (the “Company”) wholly‑owned subsidiaries, The Hillman Companies, Inc., (“Holdings”) and The Hillman Group, Inc. (the “Borrower”), announced that it completed its previously announced refinancing of the Borrower’s existing Term Loan B and asset based revolving credit facility. A copy of the press release is attached hereto as Exhibit 99.1.

On July 22, 2026, the Borrower and Holdings entered into a new term loan credit agreement with Jefferies Finance LLC, as administrative agent, and the lenders and other parties thereto (the “Term Credit Agreement”), which provided for a new senior secured term loan facility of $735.0 million.

Also on July 22, 2026, the Borrower and The Hillman Group Canada ULC, a wholly-owned subsidiary of the Borrower (the “Canadian Borrower”), also entered into a new asset-based revolving credit agreement with U.S. Bank National Association, as administrative agent, and the lenders and other parties thereto (the “ABL Credit Agreement”), which provides for aggregate senior secured revolving commitments of $375.0 million.

Term Credit Agreement

The proceeds of the senior secured term loans under the Term Credit Agreement were used to (1) refinance in full all outstanding term loans and to terminate all outstanding commitments under the existing term loan credit agreement, dated July 14, 2021, as amended, among Holdings, the Borrower, the other parties party thereto and Jefferies Finance LLC, as administrative agent (the “Original Term Credit Agreement”), as a result of which the Original Term Credit Agreement is no longer in effect, (2) refinance in full all outstanding revolving credit loans and to terminate all outstanding commitments under the existing asset-based revolving credit agreement, dated as of May 31, 2018, as amended, among Holdings, the Borrower, and the Canadian Borrower, the other parties party thereto and Barclays Bank, PLC, as administrative agent (the “Original ABL Credit Agreement”), as a result of which the Original ABL Credit Agreement is no longer in effect; and (3) pay fees, costs and expenses related to the foregoing.

The Term Credit Agreement contains usual and customary representations and warranties, covenants and events of default customary for facilities of this type and does not contain any financial maintenance covenants. Pricing for all term loans are at the Borrower’s option either SOFR plus a margin of 2.00% or ABR plus a margin of 1.00%. The stated maturity date of the initial term loans under the Term Credit Agreement is July 22, 2033. The term loans and other amounts outstanding under the Term Credit Agreement and related documents are guaranteed by Holdings, the immediate parent of the Borrower, and, subject to certain exceptions, the Borrower’s material wholly-owned domestic subsidiaries and are secured by substantially all of the Borrower’s and the guarantors’ assets.

ABL Credit Agreement

The proceeds of the senior secured revolving loans under the ABL Credit Agreement will be used from time to time to finance working capital needs, for general corporate purposes, and to pay fees, costs and expenses related to the foregoing. The ABL Credit Agreement contains usual and customary representations and warranties, covenants and events of default customary for facilities of this type. $325.0 million of the revolving credit facilities under the ABL Credit Agreement is available to the Borrower and $50.0 million of the revolving credit facilities under the ABL Credit Agreement is available to the Canadian Borrower, in each case, subject to a borrowing base. Pricing for revolving credit loans under the ABL Credit Agreement are at the Borrower’s option either SOFR (or Term Canadian Overnight Repo Rate Average (“CORRA”) in the case of Canadian Dollar loans) plus a margin varying from 1.25% to 1.50% per annum based on availability or an alternate base rate (or a Canadian prime rate or alternate base rate in the case of Canadian Dollar loans) plus a margin varying from 0.25% to 0.50% per annum based on availability. The stated initial maturity date of the revolving credit commitments under the ABL Credit Agreement is July 22, 2031. The loans and other amounts outstanding under the ABL Credit Agreement and related documents are guaranteed by Holdings and, subject to certain exceptions, the Borrower’s wholly-owned domestic subsidiaries and are secured by substantially all of the Borrower’s and the guarantors’ assets plus, solely in the case of the Canadian Borrower, its and its wholly-owned Canadian subsidiary’s assets, which has guaranteed by the Canadian portion under the ABL Credit Agreement.

The foregoing descriptions of the Term Credit Agreement and the ABL Credit Agreement do not purport to be complete and is qualified in its entirety by the terms and conditions of the Term Credit Agreement and ABL Credit Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

The press release announcing the Term Credit Agreement and the ABL Credit Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

10.1    Term Loan Credit Agreement, dated as of July 22, 2026, by and among The Hillman Companies, Inc., The Hillman Group, Inc., the financial institutions party thereto as Lenders, and Jefferies Finance LLC, as administrative agent.

10.2    ABL Credit Agreement, dated as of July 22, 2026, by and among The Hillman Companies, Inc., The Hillman Group, Inc., The Hillman Group Canada ULC, the financial institutions party thereto as Lenders and Issuing Banks, and U.S. Bank National Association, as administrative agent.

99.1    Press Release Announcing Term Loan Repricing, dated July 22, 2026.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: July 22, 2026	Hillman Solutions Corp.

	By:	/s/ Robert O. Kraft
	Name:	Robert O. Kraft
	Title:	Chief Financial Officer